Exhibit 10.8

TECHNOLOGY SUBLICENSE AGREEMENT

This Sublicense Agreement (“Agreement”) is made effective this 7th day of March, 2007, by and between Introgen Therapeutics, Inc., a Delaware corporation (“Sublicensor”), and Introgen Research Institute, Inc., a Texas corporation (“Sublicensee”).

RECITALS:

WHEREAS, Sublicensor and Sublicensee are parties to agreements whereby Sublicensee has applied for National Institutes of Health (“NIH”) grant funding for research and commercial development of the Licensed Subject Matter (defined below) and Sublicensor will provide services to Sublicensee in return for compensation;

WHEREAS, said NIH funding will fund research at the University of Texas M.D. Anderson Cancer Center (“UTMDACC”), a component of the University of Texas System, which is the owner and licensor to Licensor of the Licensed Technology (defined below), and will provide funds to pay Sublicensor for services it will provide to Sublicensee;

WHEREAS, Sublicensor is in the business of providing such services and desires to perform the services and be paid for them;

WHEREAS, UTMDACC is an important collaboration partner and stockholder of Sublicensor and support of UTMDACC is important to nurture and sustain a continued business relationship between Sublicensor and UTMDACC;

WHEREAS, Sublicensee anticipates additional grant funding from NIH or other sources;

WHEREAS, such NIH funding will advance the development and commercialization of the Licensed Technology;

WHEREAS, such NIH funding is, and in the future may be, in connection with Small Business Administration (“SBA”) programs stipulating commercial development potential of funded research and development; and

WHEREAS, Sublicensor owns forty-nine percent (49%) of the issued and outstanding stock of Sublicensee and will therefore benefit from such grant funding and research and development activities through its equity ownership of Sublicensee;

NOW, THEREFORE, to assist Sublicensee in obtaining grant funding for research and development, which will benefit Sublicensor, and in consideration of Sublicensee’s efforts to obtain grant funding, and in further consideration of the compensation to be paid Sublicensor for its services, and the expenditure of portions of such grant funding at UTMDACC which will also benefit Sublicensor, and other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged by Sublicensor, Sublicensor and Sublicensee agree as follows:

AGREEMENT

1. Definitions. The capitalized terms set forth in this section have the following meanings for purposes of this agreement:

(a)	“Affiliate” means an entity in which Sublicensee owns at least fifty percent (50%) of the equity ownership.

(b)	“License Agreement” means the Patent and Technology License Agreement between Sublicensor and the Board of Regents of the University of Texas System (the “Board”) dated July 20, 1994, including all amendments thereto.

(c)	“Sublicensed Patents” means those patents and patent applications described on Schedule A attached hereto.

(d)	“Patent Rights” has the same meaning in this Agreement as it has in Section 2.3 of the License Agreement, except that for purposes of this Agreement Schedule A attached to this Agreement shall be substituted for the Schedule A which is attached to the License Agreement. From time to time during the term of this Agreement, upon request of either party, Sublicensor and Sublicensee shall promptly update Schedule A to this Agreement to include all patents and patent applications that are then within the Patent Rights under this Agreement.

(e)	“Licensed Products”, “Licensed Technology” and “Licensed Subject Matter” shall have the same meanings herein as are attributed to them in the License Agreement, after giving effect to the substitution of Schedule A to this Agreement for Schedule A of the License Agreement.

(f)	“Territory” means the Licensed Territory as such term is defined in the License Agreement.

(g)	“Field” means the Licensed Field as such term is defined in the License Agreement.

(h)	“Net Sales” means gross revenues received by Sublicensee, its Affiliates or sublicensees, from a Sale, less discounts actually granted, sales and use taxes actually paid, import and/or export duties actually paid, outbound transportation costs actually paid or allowed, and amounts actually allowed or credited due to returns, not exceeding the original billing amount.

(i)	“Sale” or “Sold” means the transfer or disposition of a Licensed Product for value, or with respect to products which are services, the provision of such services on a fee-for-service basis, to a party other than Sublicensee or an Affiliate.

(j)	“Sublicense Income” means all consideration received by Sublicensee from a sublicense in consideration of a sublicense of the Licensed Subject Matter, including, but not limited to, up-front payments, marketing, distribution, franchise, option, license, bonus and milestone payments and equity securities. However, Sublicense Income specifically excludes: payments received by Sublicensee from a sublicense as a result of purchase or sale of debt or equity securities of Sublicensee by such sublicensee, and (ii) payments for research and development of Licensed Products; and (iii) any royalties that Sublicensee receives for the sublicensee’s sale of Licensed Products.

2. Sublicense Grant. Sublicensor hereby grants to Sublicensee a non-exclusive, fully paid, royalty free, perpetual, non-cancellable sublicense to manufacture, have manufactured, use, and/or sell Licensed Products and to otherwise exploit Licensed Technology for commercial or other purposes in the Field throughout the Territory, including the right to grant further sublicenses, it being intended that the sublicense herein granted covers all rights of Sublicensor in the Licensed Subject Matter in the Field and in the Territory. For avoidance of doubt, it is intended hereby that this sublicense covers all rights of Sublicensor in the Sublicensed Patents and all of Sublicensor’s rights in any technical information, know how, process, procedure, composition, biological materials, device, method, formula, protocol, technique, software, design, drawing, or data related to the subject matter of any Sublicensed Patent, whether or not covered by Patent Rights, which is reasonably necessary for practicing an invention at any time covered by the Patent Rights. Sublicensee agrees to comply with the provisions of the License Agreement as they pertain to a sublicense, and to reasonably cooperate with Sublicensor in performing its obligations under the Sublicense Agreement.

3. Patent Maintenance and Prosecution. Sublicensor agrees to maintain, prosecute and continue in force all Sublicensed Patents, including preparing, filing, maintenance and prosecution of each Sublicensed Patent, as well as reissues, reexaminations and similar proceedings with respect to each Sublicensed Patent, and the conduct of interferences, defense of oppositions, requests for term extensions, and similar proceedings with respect to each Sublicensed Patent; and including the payment of all license fees, royalties, annuities, government fees and other fees and costs for the maintenance of such Sublicensed Patents. In the event that Sublicensor for any reason and at any time abandons or otherwise fails to maintain, prosecute, and enforce any Sublicensed Patent in any country in the Territory, Sublicensor shall give Sublicensee reasonable advance written notice of such abandonment or other failure which notice shall in any event be given before Sublicensed Patent rights are lost in such country. In the event Sublicensor abandons or otherwise fails to maintain, prosecute, or enforce any Sublicensed Patent in any country then Sublicensee shall have the right to assume the future maintenance, prosecution and enforcement, of such Sublicensed Patent; and upon such assumption by Sublicensee the license granted herein shall automatically convert from non-exclusive to exclusive with respect to such Sublicensed Patent in each country in which Sublicensee assumes such obligations, without execution of any further documents, and Licensee will become obligated to pay royalties as provided below. The above provisions notwithstanding, neither Sublicensor, nor Sublicensee after assumption of the obligation to maintain, enforce and prosecute any Sublicensed Patent, shall be obligated to expend its funds for litigation in connection therewith. Subsequent to assuming the obligation to maintain, enforce, and prosecute any Sublicensed Patent, Sublicensee shall be free to abandon same on a country by country basis.

4. Additional Consideration. In the event this license is converted from non-exclusive to exclusive as provided above, Subicensee shall after the date of conversion pay additional consideration as follows:

(a)	All out of pocket expenses incurred by Sublicensor after the conversion date in filing, prosecuting, enforcing and maintaining Patent Rights in each country in which this license has become exclusive for so long as this Agreement and such Patent Rights remain in effect in such country.

(b)	A running royalty equal to three percent (3%) of Net Sales attributed to Sales of Licensed Products by Sublicensee, its Affiliates, and its sublicensees, in each country in which this license has become exclusive, subject to the following:

Royalties shall be due hereunder only on Sales of Licensed Products, the sale of which would infringe a valid claim of a Licensed Patent in the country in which the Licensed Product is sold. To the extent that Sublicensee is required, by order of any court to obtain a license from a third party in order to practice the rights granted to Sublicensee hereunder, or Sublicensee reasonably determines that such a license is necessary, then up to fifty percent (50%) of the royalties payable to such third party may be deducted from the royalties payable to Sublicensor hereunder for Sales in that jurisdiction. Notwithstanding the foregoing, if Sales of a Licensed Product subject to royalty obligations hereunder are also subject to a royalty under one or more other agreements entered into by Sublicensor and Sublicensee, or between Sublicensor or Sublicensee and the Board or any of its component institutions, Sublicensee may reduce the royalties payable hereunder by fifty percent (50%). To the extent such other agreements do not provide for a corresponding fifty percent (50%) reduction in royalties payable thereunder to account for royalties payable under this Agreement, then royalties payable under this Agreement shall be reduced by the amount of royalties imposed on such Sales under said other Agreement, up to one hundred percent (100%) of the royalties on such Sales which would otherwise be charged under this Agreement. For avoidance of doubt, royalties payable by Sublicensee hereunder are the only royalties attributable to Sublicensee’s Sales that will be payable by Sublicensee. Sublicensor will be responsible for royalties payable to the Board under the License Agreement, or to other licensors, which are attributable to Sublicensee’s Sales.

(c)	All such payments are payable within thirty days after March 31, June 30, September 30, and December 31 of each year during the term of this Agreement, at which time Sublicensee shall also deliver to Sublicensor a true and accurate report, giving such particulars of the business conducted by Sublicensee, its Affiliates and sublicensees during the preceeding three calendar months as necessary for Sublicensor to calculate Sublicensee’s payments hereunder. At the time of delivery of each such report Sublicensee will pay the amount due for the period of the report. The reports are required even if no payment is due.

(d)	Fifteen percent (15%) of Sublicense Income received by Sublicensee, but only if and to the extent that such fee is owed by Sublicensor to its licensors.

(e)	During the term of this Agreement and for one year thereafter, Sublicensee will keep complete and accurate records of its, its Affiliates and its sublicensees Sales and Net Sales sufficient to enable the royalties and other payments due hereunder to be determined. Sublicensee will permit Sublicensor or its representatives, at Sublicensor’s expense, to examine Sublicensee’s records during regular business hours in order to verify any report required under this Agreement. If any amounts due Sublicensor hereunder are determined to have been underpaid in an amount equal to or greater than five percent (5%) of the amount due during the period so examined, then Sublicensee will pay the cost of the examination plus accrued interest on the underpayment at the highest rate allowed by law.

5. Confidentiality. In connection with the implementation of this Agreement, Sublicensee may receive confidential, scientific, financial, or product information from Sublicensor, and Sublicensor may receive the same from Sublicensee, including information relating to Licensed Products and Licensed Technology. Such information, when given in writing, shall be marked or otherwise identified as confidential when disclosed or, in the case of information given verbally, shall be identified as confidential at the time of such verbal disclosure. Both parties shall maintain the confidentiality of the Confidential Information received from the other party, not disclose it to others (except with the permission of the disclosing party), and use it only in connection with this Agreement. Both parties will use reasonable efforts to assure that all of their employees, consultants, contractors and others who have access to Confidential Information through them comply with the confidentiality obligations of this section. The parties’ obligation shall not apply to Confidential Information which: (i) was in the receiving party’s possession as evidenced by written records prior to disclosure for the other party; (ii) was at the time of disclosure or becomes public through no fault of the receiving party; (iii) is disclosed to the receiving party by a third party who has no obligation of confidentiality to the disclosing party; (iv) is independently developed by the receiving party without use of such Confidential Information of the other party. A party receiving Confidential Information may disclose such information as required by law, court order, or order of an administrative agency to be disclosed, provided, however, that notice of such potential legally required disclosure shall be provided to the disclosing party so the disclosing party may seek a protective order, and the receiving party shall assist the disclosing party in the event the disclosing party seeks to obtain such a protective order or use other legal means to protect the confidential nature of the information. This section shall survive termination of this Agreement.

6. Additional Rights. To further assist Sublicensee in development of the Sublicensed Technology, and for the consideration stated above, Sublicensor hereby assigns to Sublicensee all of Sublicensor’s rights in and to that certain “Patent License Agreement-Non-Exclusive” made by and between Sublicensor and National Institutes for Health and Centers for Disease Control, agencies of the United States Public Health Service within the Department of Health and Human Services, dated August 17,1998, with NIH-PHS Patent License number L-052-98/0, covering Patent Serial Number 60/024,386, with Smyth-Templeton, et al as the inventors. Sublicensor acknowledges that this Sublicense Agreement constitutes a transfer of substantially the entire business of Sublicensor relating to operations which concern said Patent License Agreement.

7. Notices. Notices required or permitted hereunder shall be delivered by United States certified or registered mail, return receipt requested, by email or other electronic transmission with confirmation of receipt, by hand delivery, or in any other manner in which delivery actually occurs, to the party at the address set forth below:

Introgen Therapeutics, Inc.

301 Congress Avenue, Suite 1850

Austin, Texas 78701

Attention David G. Nance, CEO

Introgen Research Institute, Inc.

301 Congress Avenue, Suite 2025

Austin, Texas 78701

Attention Rodney Varner, President

Notices deposited in the United States mail will be deemed received five days after deposit, postage paid, in an official United States mail receptacle. Other notices will be deemed received only upon actual receipt. A party may change its address for notice by giving the other party notice of change in the manner provided herein.

8. Term. This Agreement will continue from the date hereof until expiration of the License Agreement pursuant to section 14.1 thereof, unless sooner terminated as provided below. This Agreement will survive earlier termination of the License Agreement pursuant to section 14.2 thereof or otherwise.

9. Termination. This Agreement and the sublicense granted herein may be terminated by Sublicensor upon material default by Sublicensee, provided that no default will be deemed to have occurred until Sublicensor shall have given Sublicensee written notice describing the default and the following period to cure: (a) thirty (30) days if the default is a failure to pay money when due, and (b) a reasonable period, in the case of any other default. Further sublicenses granted hereunder shall survive termination of this Agreement. Sublicensee may terminate this Agreement as to any Sublicensed Patent, on a country-by-country basis, by giving Sublicensor written notice of termination. All obligations of Sublicensee that accrue before termination shall survive termination by Sublicensee.

10. Entire Agreement. This Agreement is the entire agreement of the parties with respect to the subject matter hereof, and supersedes all prior agreements between the parties with respect thereto. Without limiting the foregoing, this Agreement and the rights granted herein supersede Sublicensee’s obligations contained in Section 9 of the Sublease Agreement between Sublicensee and Sublicensor’s wholly owned subsidiary, TMX Realty, Corporation and any other agreement between the parties or their affiliates. TMX Realty Corportion will sign this Agreement solely to evidence its agreement to this section hereof.

11. Multiple Counterparts: Copies: Electronic Transmission. This Agreement may be executed in multiple counterparts, each of which shall be binding on the parties who sign it. Photocopies of this Agreement, and copies transmitted by electronic means, shall be effective as originals.

Signed effective as of the date first written above.

LICENSOR: INTROGEN THERAPEUTICS, INC.

By:	/s/ DAVID G. NANCE
David G. Nance, CEO

LICENSEE: INTROGEN RESEARCH INSTITUTE, INC.

By:	/s/ RODNEY VARNER
Rodney Varner, President

Agreed as to the provisions of Section 10 only:

TMX REALTY CORPORATION

By:	/s/ DAVID G. NANCE
David G. Nance, President

SCHEDULE A

LICENSED PATENTS

Item l:

Patent Family Reference Number:

INGN:095

Title:

Chromosome 3p21.3 genes are tumor suppressors

Inventors:

L. Ji; J. Minna; J. Roth; M. Lerman

Patent Application or Patent Numbers:

USA 20040016006 Serial Number 101445,718

International: PCT/US2001/021781

Item 2:

Patent Family Reference Number:

INGN: 147

Title:

Compositions and Methods Involving Gene Therapy and Proteaseome Modulation

Inventors:

R. Ramesh; S. Chada

Patent Application or Patent Numbers

USA: 111672,896

International: PCT/US07/061883

Item 3:

Patent Family Reference Number:

INGN:160

Title:

Bioactive FUSl Peptides and Nanoparticle-Polypeptide Complexes

Inventors:

L. Lin; R. Arlinghaus; T. Sun; L. Ji; B. Ozpolat; G. Berestein-Lopez; J. Roth

Patent Application or Patent Number:

USA: 20060251726, Serial Number 375544

International: PCT/US 2006/009044

Item 4:

Patent Family Reference Number: INRP:083

Title:

Methods and Compositions of Non-Viral Gene Therapy for Treatment of Hyperproliferative Diseases

Inventors:

R. Ramesh; J. Roth; T. Saeki; D. Wilson

Patent Application or Patent Numbers:

USA: Serial No. 60/135,818

International: PCT/US2000/014350

SCHEDULE A

LICENSED PATENTS

(Updated)

This is Schedule A to the Technology Sublicense Agreement between Introgen Therapeutics, Inc. and Introgen Research Institute, Inc., updated in accordance with Section 1(d) thereof.

Item 1:

Patent Family Reference Number:

INGN:095

Title:

Chromosome 3p21.3 genes are tumor suppressors

Inventors:

L. Ji; J. Minna; J, Roth; M. Lerman

Patent Application or Patent Numbers:

USA 20040016006 Serial Number 101445,718

International: PCT/US2001/021781

Item 2:

Patent Family Reference Number:

INGN: 147

Title:

Compositions and Methods Involving Gene Therapy and Proteaseome Modulation

Inventors:

R. Ramesh; S. Chada

Patent Application or Patent Numbers

USA: 111672,896

International: PCT/US07/061883

Item 3:

Patent Family Reference Number:

INGN: 160

Title:

Bioactive FUSl Peptides and Nanoparticle-Polypeptide Complexes

Inventors:

L. Lin; R. Arlinghaus; T. Sun; L. Ji; B. Ozpolat; G. Berestein-Lopez; J. Roth

Patent Application or Patent Number:

USA: 20060251726, Serial Number 375544

International: PCT/US 2006/009044

Item 4:

Patent Family Reference Number: INRP.083

Title:

Methods and Compositions of Non-Viral Gene Therapy for Treatment of Hyperproliferative Diseases

Inventors:

R. Ramesh; J. Roth; T. Saeki; D. Wilson

Patent Application or Patent Numbers:

USA: Serial No. 60/135,818

International: PCT/US2000/014350

Item 5:

Patent Family Reference Number: INGN 164

Title:

Methods and Compositions Related to Novel hTMC Promoter and Vectors for Tumor-Selective and High-Efficient Expression of Therapeutic Genes

Inventors:

L. Ji; B. Fang; J. Roth

Patent Application or Patent Numbers:

11/372,246

Item 6:

Patent family Reference Number:

INGN:162

Patent Application or Patent Numbers:

60/845,934

Updated effective the 5th day of May 2008.

INTROGEN THERAPEUTICS, INC.

By:	/s/ DAVID G. NANCE
David G. Nance, CEO

INTROGEN RESEARCH INSTITUTE, INC.

By:	/s/ RODNEY VARNER
Rodney Varner, President